UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 14, 2017
Date of report (Date of earliest event reported)

Surmodics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On February 17, 2017, Surmodics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Shareholders held on February 14, 2017 (the “2017 Annual Meeting”), including, among other matters, a shareholder advisory vote on the frequency of the advisory shareholder vote on executive compensation (“Say-on-Pay Vote”).  This Amendment No. 1 to the Original Report is being filed to disclose the Company’s decision as to how frequently it will hold an advisory Say-on-Pay Vote.  Except for the new disclosures set forth herein, this Amendment No. 1 does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.
Item 5.07                          Submission of Matters to a Vote of Security Holders.
As previously disclosed, at the 2017 Annual Meeting, a majority of votes of the shareholders of the Company were cast in favor of holding an annual non-binding advisory vote on executive compensation.  The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company’s Board of Directors in the proxy statement for the 2017 Annual Meeting, that the Company will hold future say on pay votes on an annual basis until the next required vote on the frequency of shareholder votes on executive compensation or until the Board of Directors of the Company determines that it is in the best interest of the Company to hold such vote with a different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: May 19, 2017	/s/Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary